Exhibit 99B

                                  MONTPELIER
                            ------------------------
                            ASSET MANAGEMENT LIMITED

Capital Management & Trust Co. Inc.
PO Box 258
Pietermaii 25,
Willemstad
Curacao,
Netherlands Antilles.

Dear Sirs,

                   Discretionary Investment Management Service
                   -------------------------------------------

We are a member of Investment Management Regulatory Organisation Limited (IMRO) and, as such, are regulated by IMRO in the conduct of Investment Business. We write to confirm in this Agreement the terms and conditions upon which we shall be pleased to act as your portfolio manager.

Except where the context otherwise demands words and phrases defined in the rules from time to time of IMRO ("the IMRO Rules") have the same meanings in this Agreement. The IMRO Rules require us to send this Agreement to you asking for written acceptance of its terms. We understand you only act as agent for the funds you have asked us to manage and have declined to answer any enquiries about your principals. However, on the basis of the facts known to us about you and the representations and warranties made by you in clause 17 below, for the purposes of the IMRO Rules we will treat you as our Customer in respect of the services to be provided by us under this Agreement.

These terms will come into effect 15 business days after the date of this Agreement, unless you have by that time indicated that you do not agree with them. Please note that, under this procedure, this Agreement may come into effect even before you have returned to us the enclosed copy, duly signed. Unless we hear from you to the contrary before this Agreement comes into effect, we will assume that the representations and warranties set out in clause 17 are correct and we will rely upon them accordingly.

This Agreement affects your legal position and it is, therefore, very much in your interests to read it carefully.

You have informed us that you are a Non-Private Customer, for the purposes of and as defined in the IMRO Rules, in relation to the services to be provided under this Agreement. If you are in any doubt as to whether you are a Non-Private Customer please let us know as soon as possible.

                        243 Knightsbridge, London SW7 1DN
               Tel: [44] (0)20 7589 1700 Fax: [44] (0)20 7589 0199
        E-mail: jean.stone@montpelier.com  URL:http://www.montpelier.com
      Regulated by the Investment Management Regulatory Organisation (IMRO)

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Since we believe that you are a Non-Private Customer, we propose to perform for you the services provided for in this Agreement on that basis. Consequently, you will not obtain the benefit of certain of the IMRO Rules.

Your particular attention is drawn to clause 19, which limits our liability towards you in certain circumstances.

In clauses 3 and 4 below we have indicated what we believe to be your investment requirements. If any of these are incorrect or if there is anything in this Agreement that you do not understand or to which you are unwilling to agree, it is important that you contact us as soon as possible.

The terms and conditions on which we will provide you with investment services are as follows:

1.    THE PORTFOLIO

We are appointed to manage such investments as may from time to time be comprised in your portfolio (the "Portfolio") and which shall include the following: -

      (i)   the Funds listed in Schedule 1 to this Agreement;

      (ii) any further assets transferred to us for management during the period of this Agreement:

      (iii) assets arising from our management of the assets referred to at (i) and (ii) above; and

      (iv)  any undistributed income arising from the assets.

2.    THE SERVICES WE WILL PROVIDE

Subject to any instructions that you give us and clause 5 below, we shall have full authority at our discretion without prior reference to you to enter into any kind of transaction or arrangement (including any Contingent Liability Transactions) for you in or relating to investments of the following types:-

      (a) shares and stock in the share capital of companies wherever registered,

      (b) debenture stock, loan stock, bonds, syndicated/direct bank loans, notes, certificates of deposit, commercial paper or other debt instruments, including government, public agency, municipal and corporate issues,

      (c)   warrants to subscribe for investments including those falling within
            (a) and (b),

      (d) depository receipts or other types of instrument relating to investments including those falling within (a), (b) or (c) above.

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      (e)   foreign exchange positions and similar transactions involving hedging and currency speculation,

      (f)   investments in precious metals or other commodities, and

      (g) options, including those on any investment on this list, on currencies or on precious metals or other commodities, or an option on an option,

      (h) futures, i.e. a contract for the purchase or sale at a future date but at a pre-agreed price including those on any investment on this list, any currency, precious metals or any other commodity,

      (i)   contracts for differences or contracts on indices, and

      (j)   investments which are similar or related to any of the foregoing.

Notwithstanding the discretion you have given us, you may from time to time wish to give us specific instructions to deal for you. Any such specific instructions will be acknowledged by our acting upon them unless we advise that compliance may not be practicable or might involve the contravention of any law, rule or regulation. We may rely and act on any instruction or communication which purports to have been given by or on behalf of any person notified by you from time to time as being authorised to give such specific instructions in respect of the Portfolio, by whatever means transmitted and whether or not in writing and, unless we shall have received written notice to the contrary, whether or not the authority of any such person shall have been terminated. Where specific instructions are given we will not be responsible for advising you about the investment merits of the transaction concerned.

We may also provide such other services as may be agreed between us and any advice may be given in such manner as we may deem appropriate or as maybe agreed with you. As mentioned above, all of the services provided to you under this Agreement are provided on the basis that you are a Non-Private Customer.

3.    YOUR INVESTMENT OBJECTIVES

      We understand that your current investment objective is medium term capital appreciation as well as current income within the sphere of the emerging markets.

4.    RESTRICTIONS AND LIMITS

      We have full discretion to enter into transactions in investments of any type listed in clause 2 above. Furthermore we may enter into transactions in investments of any value and in such amounts as we deem in your interests. Likewise, there is no restriction on the proportion of the Portfolio which may be made up of any one investment or any particular kind of investment. Please note that, if restrictions are not specified, we shall proceed on the basis that none are to apply.

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5.    TRANSACTIONS NOT ON REGULATED MARKETS

    The Financial Services Authority, the central regulatory authority for United Kingdom investment business, is empowered to recognise or designate certain stock exchanges or investment exchanges, both in the United Kingdom and elsewhere, which meet certain standards as regards safeguarding investors. We shall, in the ordinary course of business, effect transactions or arrangements for you (including Contingent Liability Transactions) on an exchange that has not been so recognised or designated and to deal with or for you in circumstances in which the relevant deal is not regulated by the rules of any stock exchange or investment exchange.

6.    UNSOLICITED CALLS

      From time to time we may need to telephone you to discuss your portfolios without having been expressly invited by you to make such a call and you therefore authorise us (and our representatives and employees) to do this in all circumstances and for any purpose related to the funds we manage for you under this Agreement.

7.    FEES

      (a) Subject as mentioned below, as consideration for the services we will provide you shall pay a management fee of 0.75% per annum based on the Total Net Asset Value (or such other amount as may from time to time be agreed between us) payable quarterly in arrears plus a performance fee. The performance fee is payable annually in arrears and is equal to 10 per cent of any increase in the Total Net Asset Value since the last payment of performance fee. All fees are subject to annual review.

      (b) Brokerage transactions fees, where Cusco LLC has taken no risk position, will accrue 75% to Montpelier and 25% to Cusco LLC. CMTC will be the sole determinant of the brokered transactions. Allocation of brokerage fees will be done on a quarterly basis.

      (c) You shall pay any legal fees whatsoever arising in connection with the transactions effected by us with or for you under this Agreement. Such fees will not supplement or be abated by any other remuneration receivable by us (or any remuneration receivable to our knowledge) by an Associate in connection with transactions effected by us with or for you under this Agreement or any other agreement with you.

      (d) We shall issue to you not later than 30 days after 31st March, 30th June, 30th September and 31st December in each calendar year an invoice containing details of the aggregate amount of monthly fees payable by you in respect of the three-monthly period ending on each such date and reflecting payments received from you during the relevant period.

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8.    CONFLICTS OF INTEREST

      Your attention is drawn to the fact that, when we enter into a discretionary transaction for you, we or an Associate may have an interest, direct or indirect, that is material in relation to the transaction concerned or may have a relationship of any description with another party which may involve a conflict with our duty to you. For example, such a potential conflict of duty or interest may arise because: -

      (a) we or an Associate may undertake Investment Business for other customers;

      (b) any of our directors or employees, or those of an Associate, may be a director, employee, hold or deal in securities of or be otherwise interested in any company whose securities are held or dealt in on your behalf or may be contemporaneously trading or have traded on their own account or have a long or short position in the transaction;

      (c) the transaction is in securities issued by the customer of an Associate;

      (d) the transaction is in relation to an investment in respect of which we or an Associate may benefit from a commission, fee, mark-up or markdown payable otherwise than by you, and/or we or an Associate may be remunerated by the counterparty to any such transaction;

      (e)   we may deal on your behalf with an Associate;

      (f) we may act as your agent in relation to transactions in which we act as agent for the account of other customers and Associates;

      (g) we or an Associate may deal in investments as principal with you and may, acting as principal, sell to or purchase from you foreign currency;

      (h) we may have regard, in exercising our management discretion, to the relative performance of other funds under management;

      (i) we may effect transactions involving placings and/or new issues with an Associate who may be acting as principal or receiving an agent's commission. Associates may retain any agent's commission or discount or any other benefit (including directors' fees) that accrues to them;

      (j) we or an Associate may receive remuneration or other benefits by reason of acting in corporate finance or similar transactions involving companies where securities are held by you.

      Where we deal as a principal or with an Associate, match orders or have any other material interest or conflict of interest in relation to the investment or transaction concerned, we or the Associate shall have the same rights, powers and liabilities as if we were not also acting as your agent and in particular shall not be under any obligation to account to you for any profits or benefits arising from the transaction.

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9.    UNDERWRITING

      Where we believe it to be in your interests, we have full discretion, without restriction or limit, to commit you to any underwriting or similar obligations in connection with a new issue or offer for sale of any category of securities.

10.   DISCRETIONARY TRANSACTIONS IN GREY MARKETS/
      SUSPENDED INVESTMENTS

      Where we believe it in your interests, and we are able to do so, we may deal for you in a grey market investment or in a suspended investment.

      A grey market investment is defined as an investment for which application has been made for a listing on any exchange or for admission to dealings on any exchange, where the investment's listing or admission has not yet taken place.

      A suspended investment is defined as one whose listing on any exchange is suspended or whose listing has been discontinued within the previous 6 months or which is subject to an announcement of any exchange prohibiting dealings.

      You should note that there might not be sufficient published information concerning a grey market investment or a suspended investment on which to base a decision to sell or buy it or to judge its proper price.

11.   AGGREGATION OF ORDERS

      We may combine your order with our own orders, and orders of other customers. Combining your orders with those of other customers not connected with us may result in your obtaining on some occasions a more favourable price, and on others a less favourable price, than if your orders had been executed separately.

12.   INVESTMENTS NOT READILY REALISABLE

      We have the following obligations as regards a transaction in an investment, which is not readily realisable (i.e. difficult to sell), if at the time of the transaction there are not sufficient firms quoting a price for the investment for it to be possible to determine what is a proper market price:

      (a) if we execute the transaction as principal, the price and the other terms of the transactions must be fair and reasonable, and we must explain the basis for arriving at the price in the transaction if you require; and

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      (b)   in certain circumstances involving illiquid shares and other investments the employee who recommends that you buy, sell or hold the investment has to tell you that we or an Associate have a holding or position in that investment if he is aware that that is (or is likely to be) the case.

      You should note that these investments are not readily realisable, that there can be no certainty that market makers will be prepared to deal in them and that proper information for determining their current value may not be available.

13.   VOTING RIGHTS, RIGHTS ISSUES, TAKEOVERS ETC.

      We shall be responsible for the exercise of voting and other rights of whatever nature attaching to or in any way arising in connection with any of the assets in the Portfolio including, for the avoidance of doubt, taking up or disposing of any rights, exercising any conversion or subscription rights, and dealing with any takeovers or other offers or capital reorganisations relating to investments in your Portfolio. In each of these circumstances we will take whatever steps appear to us best to suit your interests.

14.   CUSTODY OF YOUR INVESTMENTS

      All investments within your Portfolio will be held to your order by custodians as agreed between us from time to time (the "Custodians"). The Custodians will not be Associates.

      The current list of Custodians is set out in Schedule 2.

15.   PERIODIC STATEMENTS

      You have requested that we do not send periodic statements of the contents and value of your Portfolio to you. However, we shall maintain records of the transactions effected on your behalf and these shall be available at your request in accordance with the provisions of the IMRO Rules. You may request us to provide valuations and any such valuations will be prepared using mid-market prices but will not normally include any measure of Portfolio performance.

16. TRANSACTIONS IN DERIVATIVES, FOREIGN CURRENCY INVESTMENTS AND CONTINGENT LIABILITY TRANSACTIONS

      We would point out the following:-

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      (a)   you should note the nature of debt instruments and securities in the emerging markets is speculative and such investments involve a degree of high risk. The issuers may however be in default of their obligations and no guarantee of the return of any amount invested can be given;

      (b) services to be provided under this letter may relate to investments denominated in a currency other than US Dollars and you should note that a movement of exchange rates may have a separate effect, unfavourable as well as favourable, on the gain or loss otherwise experienced on the investment;

      (c) we may effect transactions in warrants and such transactions often involve a high degree of gearing so that a relatively small movement in the price of the security to which the warrant relates may result in a disproportionately large movement unfavourable as well as favourable, in the price of the warrant;

      (d) Contingent Liability Transactions will only be effected on a covered basis or of a size appropriate to the funds under our management as a whole. You may be required to supply funds to pay or supplement any deposit or margin in support of any such transaction. Further, we may exercise our discretion to settle or close out outstanding obligations without reference to you. You may, additionally, be required to deposit in cash or another form of security approved by us, the initial margin required in respect of a transaction before that transaction is undertaken and additional cash or approved security on any increase in the initial margin requirements. If you do not deposit such additional cash or approved security after you have been requested to do so, we may close out your position at your expense;

      (e) we may carry out Contingent Liability Transactions with or for you otherwise than under the rules of a recognised or designated stock exchange or investment exchange recognised or designated as such by the Securities and Investment Board; and

      (f) we may, additionally in all other circumstances at our discretion and without reference to you, make contractual or other arrangements to settle or close out outstanding obligations.

17.   REPRESENTATIONS AND WARRANTIES

      You represent and warrant that:

      (a)   you have full power and capacity to enter into this agreement;

      (b) you do not carry on Investment Business from a permanent place of business in the United Kingdom;

      (c) by accepting our investment management services under this Agreement on behalf of your clients, you will not be carrying on Investment Business in the United Kingdom;

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      (d)   those of your clients whose funds will be managed by us under this
            Agreement are not otherwise our customers in the United Kingdom and have not otherwise been introduced, directly or indirectly, by us to you for the purposes of their receiving our investment management services;

      (e) all information you have given us about you is accurate and not misleading; and

      (f)   you will notify us of any material changes in your circumstances.

18.   DEFAULT

    In the event that you fail to pay any amount due to us or are otherwise in breach of any of the terms of this letter to us we reserve the right without notice to you:

      (a) to terminate our obligations to you under any or, all outstanding transactions,

      (b) to dispose of investments held to your accounts to meet your outstanding obligations, and/or

      (c) to take, or refrain from taking, such other action as we may consider necessary or appropriate to eliminate or reduce our liability under any of your commitments.

      Any costs and losses incurred by us through exercising the above powers will be for your account.

19.   LIMIT OF OUR LIABILITY

      Neither we nor any of our employees or agents shall have any responsibility or liability to you for any fall in the value of investments under our management, for any transactions undertaken or investment decisions made on your behalf in good faith and without negligence on our part or for any loss that may be incurred because of a breakdown of any of our computer or telecommunications systems that is beyond our control or because of any other event of force majeure. We shall not have any responsibility or liability to you for any act or omission of each of the Custodians in relation to the exercise of their duties, powers and conduct. We shall also be under no duty in act upon anything that may come to our or any of our employees' attention either in the course of rendering similar services to others or in the event that doing so would be a breach of duty or confidence to any other person.

      Nothing above shall however restrict any obligations that we may have to you under IMRO Rules or any liability which we may incur under the Financial Services Act 1986.

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20.   CHANGES

      We may amend these arrangements by sending you a further letter describing the relevant changes. Such changes will become effective on a date to be specified in the letter which will be at least 14 days after the letter is sent to you.

      If you subsequently wish to change your investment objectives or if you wish otherwise to alter the arrangements set out in this letter, please contact us.

      No amendment that is made will affect any outstanding order or transaction or any legal rights or obligations, which may already have arisen.

21.   CONFIDENTIALITY

      We attach great importance to client confidentiality. We must, however, reserve the right to disclose any information which we have about your clients, investments which we are required by law to disclose or any information that is requested by any regulatory authority to which we are or may become subject, whether or not such request has force of law.

22.   TERMINATION

      You are entitled to terminate these arrangements at any time by giving us immediate written notice, as may we by giving you immediate written notice.

      No penalty will become due from either you or us in respect of the termination of these arrangements, but termination will not affect any outstanding order or transaction or any legal rights or obligations, which may already have arisen. On termination we shall, as soon as practicable, complete all transactions in progress at termination.

      We shall be entitled to be paid a fee [calculated in accordance with clause 7 pro rata for the period ending on the date of termination] together with any additional expenses, which we may necessarily incur in terminating these arrangements and any losses necessarily realised in settling or concluding outstanding obligations. Any such fees or other amounts due to us on termination may be deducted by us from any money or other assets forming part of the Portfolio (including by first selling assets within the

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Portfolio), otherwise they shall be payable forthwith upon delivery of our invoice or other notification. No other payments will be payable to us.

23.   COMPLAINTS AND COMPENSATION

      In the event of your having a complaint arising for the services we have provided to you under this Agreement you should write to us setting out the grounds of your complaint. All complaints should be addressed to our compliance officer at 243 Knightsbridge, London SW7 1DN. In addition, you have a right of complaint direct to the Investment Ombudsman. You may in the event of our being unable to meet any of our liabilities to you have certain rights to compensation. A statement of these rights is available from us upon request.

24.   GOVERNING LAW

      This Agreement is governed by and construed in accordance with English law. You irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes or claims, which may arise out of or in connection with this Agreement and submit to the jurisdiction of those courts.

    We should be grateful if you would complete and sign the enclosed copy of this letter and return it to us at your earliest convenience. If you have any queries about it please do not hesitate to contact us.

Yours faithfully,


Signed__________________________          Date:________________
NICHOLAS COURNOYER (Managing Director)
For and on behalf of Montpelier Asset Management Limited
243 Knightsbridge, London SW7 IDN

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To:  Montpelier Asset Management Limited
     243 Knightsbridge
     London
     SW7 1DN

We acknowledge receipt of your letter dated 30th March 2001 and agree to the terms set out in it.


Signed__________________________          Dated:________________


Position:   Managing Director


Signed__________________________          Dated:________________


Position:   Managing Director

Name and Address:

CMTC Capital Management & Trust Co. Inc.
PO Box 258
Pietermaii 25,
Willemstad
Curacao,
Netherlands Antilles

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                                                                      SCHEDULE 1

Cusco LLC (excluding the Canadian Portfolio)

Ashfield Investments

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                                                                      SCHEDULE 2

CUSTODIANS

Ansbacher (Cayman) Limited

CDC Labouchere Securities Services

NV(Euroclear)

Bank of America

Bank of Bermuda

BNP Paribas

Chase Manhattan Bank

Chelsea Financial Services LLC

Citibank/Solomon Brothers International Ltd.

CMTC Capital Management & Trust Co

Credit Agricole Indosuez

Credit Suisse First Boston

Deutsche Bank

G K Goh

Global Fund Management

J B Mackie

KPMG Peat Marwick lnternational

Lazard Bank Limited

Merrill Lynch International

Morgan Stanley & Co International

Nesbitt Burns

PT Bank Mandiri (Pereso)

Tisco Securities Hong Kong Limited

Unibank of Lativa

Union de Banques Arabes et Francaises

Wiegerinck Serrano


Plus any affiliate or associate of the above

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                              Dated 14th June, 2001

                              MONTPELIER FUNDS PLC

                                                      One Part

                       MONTPELIER ASSET MANAGEMENT LIMITED

                                                      Other Part

                         INVESTMENT MANAGEMENT AGREEMENT
                         -------------------------------

                                 A & L Goodbody,
                                   Solicitors,
                     International Financial Services Centre
                              25-28 North Wall Quay
                                    Dublin 2
                                  BGAG1306.12!

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                                     INDEX
                                     -----

CLAUSE                                                                      PAGE
------                                                                      ----

1.    INTERPRETATION........................................................   3

2.    APPOINTMENT OF THE INVESTMENT MANAGER.................................   5

3.    FUNCTIONS, POWERS AND OBLIGATIONS OF THE INVESTMENT MANAGER ..........   5

4.    GENERAL DUTIES........................................................   8

5.    GENERAL OBLIGATIONS...................................................   9

6.    CUSTODY OF DOCUMENTS AND TRANSACTIONS.................................   9

7.    DEALINGS OF THE INVESTMENT MANAGER....................................  10

8.    SERVICES OF THE INVESTMENT MANAGER NOT TO BE EXCLUSIVE................  13

9.    EXPERTS AND ADVICE....................................................  13

10.   DELEGATION OF FUNCTIONS...............................................  13

11.   REMUNERATION..........................................................  14

12.   INDEMNITIES/LIABILITIES...............................................  14

13.   REQUIREMENT TO TAKE LEGAL PROCEEDINGS.................................  16

14.   NOTICES AND CLAIMS....................................................  16

15.   CONFIDENTIALITY.......................................................  16

16.   REPRESENTATION AND WARRANTIES.........................................  16

17.   TERMINATION...........................................................  17

18.   DELIVERY OF DOCUMENTS ON TERMINATION..................................  19

19.   ASSIGNMENT............................................................  19

20.   FORCE MAJEURE.........................................................  19

21.   NOTICES...............................................................  20

22.   MISCELLANEOUS PROVISIONS..............................................  20

23.   ENTIRE AGREEMENT......................................................  21

24.   COUNTERPARTS..........................................................  21

25.   GOVERNING LAW AND JURISDICTION........................................  21

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AN AGREEMENT made the 14th June, 2001

BETWEEN:

(1) MONTPELIER FUNDS PLC a company incorporated under the laws of Ireland having its registered office at First Floor, Europa House, Harcourt Centre, Harcourt Street, Dublin 2 (the "Company"); and

(2) MONTPELIER ASSET MANAGEMENT LIMITED a company incorporated under the laws of England and Wales having its registered office at 243 Knightsbridge, London, SW7 1DN, England (the "Investment Manager").

WHEREAS:-

A. The Company is an umbrella type investment company with variable capital incorporated under the Companies Acts, 1963 to 1999. The Company shall be authorised in Ireland as an undertaking for collective investment in transferable securities pursuant to the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations 1989 (S.I. No. 78 of 1989) as amended (the "Regulations").

B. The Company desires to appoint the Investment Manager to carry out the investment management of the assets of the Company and the Funds in accordance with the terms and conditions set out herein.

WHEREBY IT IS HEREBY AGREED as follows:-

1.    INTERPRETATION
      --------------

      Unless the context otherwise requires, the words and expressions contained in this Agreement shall bear the same meanings as in the Prospectus.

      "Articles"        means the Articles of Association of the Company for the
                        time being in force as same may be amended from time to time;

      "Central Bank"    means the Central Bank of Ireland;

      "Custodian"       means Bermuda Trust (Dublin) Limited or any other person
                        or persons for the time being duly appointed custodian in succession to Bermuda Trust (Dublin) Limited and approved by the Central Bank;

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      "Funds"           means the Montpelier Global High Yield Fund and any
                        other "Fund" maintained by the Company from time to time including, and where the context so admits or requires, their assets including their Investments;

      "Investments"     means the securities in which the Funds are permitted to
                        invest in accordance with their investment objective and policies;

      "Laws" means the laws of Ireland, including the Regulations, and any other applicable laws and regulations for the time being in force including applicable notices issued by the Central Bank from time to time;

      "Prospectus"      means the current prospectus for the time being issued
                        by the Company (as same may be amended, supplemented, restricted or otherwise modified from time to time);

      In this Agreement:-

      (a) any reference to the singular includes reference to the plural and vice versa and reference to the masculine gender includes reference to the feminine and neuter genders and vice versa;

      (b) reference to persons includes reference to any legal person and to any body corporate, unincorporated association, partnership, limited partnership, trust, unit trust, mutual fund or other collective investment scheme and the manager or trustee of any such collective investment scheme;

      (c) any reference to any statute or statutory provision shall be construed as including a reference to that statute or statutory provision as amended, extended or re-enacted;

      (d) unless otherwise expressly stated to the contrary herein, any reference to any clause or sub-clause or schedule in or to this Agreement is to a clause or sub-clause or schedule (as the case may be) of this Agreement;

      (e) the headings contained in this Agreement are inserted for convenience of reference only and shall not in any way form part nor affect or be taken into

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            account in the construction or interpretation of any provision of this Agreement.

2.    APPOINTMENT OF THE INVESTMENT MANAGER
      -------------------------------------

      2.1 The Company HEREBY APPOINTS the Investment Manager and the Investment Manager HEREBY AGREES, with effect from the date hereof, to provide the Company with investment management and advisory services in relation to the Investments of each of the Funds and the Investment Manager may act with day to day authority, power and responsibility for the investment and reinvestment of the Investments, in accordance with the investment objective, policies and restrictions of each of the Funds as contained in the Prospectus (as same may be amended or supplemented) until its appointment shall be terminated as hereinafter provided. The Company undertakes to advise the Investment Manager in writing of any alteration to the investment objective, policies and restrictions of any of the Funds. The Investment Manager HEREBY FURTHER AGREES to accept such appointment and delegation.

      2.2 The Company may from time to time agree with the Investment Manager that the Investment Manager shall perform other services for the Company on such terms as to remuneration and otherwise as shall be agreed.

3.    FUNCTIONS, POWERS AND OBLIGATIONS OF THE INVESTMENT MANAGER
      -----------------------------------------------------------

      3.1 Without prejudice to the generality of Clause 2.1 the Investment Manager shall:-

            3.1.1 research and evaluate opportunities for possible investment by the Funds and negotiate suitable terms for the acquisition and disposal of Investments;

            3.1.2 issue orders and instructions with respect to the acquisition and the disposal of Investments, including (but not limited to) entering into, making, and performing all investment contracts, agreements and other undertakings as may, in the opinion of the Investment Manager, be necessary or advisable or incidental to the carrying out of the objectives of this Agreement and utilisation of techniques and instruments for investment purposes and for the purposes of efficient portfolio management;

            3.1.3 effect and advise on the purchase (or acquisition), sale (or disposal) of Investments for the account of the Company;

            3.1.4 keep under surveillance and review the Investments for the time being and, as circumstances may require, undertake the realisation, reinvestment and general management of the Investments subject to the limitations contained in this Agreement with a view to achieving the investment objective and policies of each Fund and on the basis of the investment restrictions set out in the Prospectus (as same may be amended or supplemented) and notify the Company of any such action taken;

            3.1.5 advise the Company in relation to the exercise by the Investment Manager of all voting rights conferred by the Investments;

            3.1.6 supply the Company as may reasonably be required with such material for inclusion in the reports of the Company insofar as such material relates to the Investment Manager's management of the Funds;

            3.1.7 provide the Company at the end of each calendar quarter with a list of brokers utilised by the Investment Manager with respect to the transactions undertaken on behalf of the Funds;

            3.1.8 provide such advice on matters relating to Investments or prospective Investments as may reasonably be required by the Company;

            3.1.9 upon request of the Company or the Custodian, assist in the reconciliation of records relating to the Investments maintained by the Company and the Custodian;

            3.1.10 maintain a record of all Investments, which record shall include the identity of each investment position taken by the Company and other such information, if any, as the Investment Manager shall deem necessary or appropriate;

            3.1.11 provide the Company with any assistance required in obtaining a price for Investments held which are not listed on, quoted on or dealt in a recognised market or for which no price is available and Investments held which are so listed, quoted or dealt but in respect of which no quotation or valuation is available. However, the Company acknowledges that in providing such assistance the Investment Manager will rely on third party agencies or brokers and accepts no responsibility for any error in such prices;

            3.1.12 promptly give full and adequate instructions to the Custodian as to deliveries of securities and payments of cash for the account of the Company, such instructions to reflect normal market practice in relation to delivery of securities and payments of cash.

      3.2 As soon as reasonably practicable, after each acquisition or disposal of Investments, the Investment Manager shall provide the Company and the Custodian and any such persons as any of them nominate with the following information as far as practicable:

                        (1) Dealing date;

                        (2) Whether sale or purchase;

                        (3) Description of Investments or currencies in
                            question;

                        (4) Quantity;

                        (5) Price per unit or exchange rate;

                        (6) Currency and amount of money to be received or
                            delivered;

                        (7) Name of the stockbrokers, financial institutions
                            and/or other person (s), form(s) or company(ies) concerned with the execution of the purchase or sale if other than the Investment Manager;

                        (8) The amount of any commission charged (if
                            applicable);

                        (9) Settlement date;

                        (10)  Any other relevant details.

            Such information as aforesaid shall be given orally, in writing or by previously tested telex, facsimile, cable or other electronic means immediately and where such information is given orally it shall be forthwith confirmed in writing or by previously tested telex, facsimile, cable or other electronic means.

      3.3 Notwithstanding any other provision of this Agreement the Investment Manager may take or omit to take any action in order to ensure compliance with the investment objective, policies and restrictions of each Fund as provided in the Prospectus (as same may be amended or supplemented)

      3.4 The Investment Manager, is empowered to enter into and perform contracts, undertakings and agreements and execute documents on behalf of the Company which are, in its reasonable opinion, necessary or desirable to give effect to this Agreement in accordance with the rules, regulations and practices of relevant markets.

      3.5 The authorities herein contained are continuing ones and shall remain in full force and effect until revoked by termination of this Agreement as hereinafter provided.

4.    GENERAL DUTIES
      --------------

      4.1 The Investment Manager in accordance with its investment management functions under this Agreement will give due regard to the taxation position of the Company generally, sofar as reasonably practicable, however, it is acknowledged by the Company that the Investment Manager does not provide taxation advice nor in entering into this Agreement is the Investment Manager holding itself out as a taxation expert.

      4.2 Except to the extent expressly provided herein, the Investment Manager shall for the purposes of this Agreement be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorised in this Agreement, have no authority to act on behalf of or to represent the Company in any way or otherwise be deemed an agent of the Company or to have any power to enter into any transaction or otherwise bind the Company.

      4.3 The Investment Manager shall observe and comply with the investment objective, policies and restrictions of each Fund as contained in the Prospectus (as same may be amended or supplemented).

      4.4 The Investment Manager will use its reasonable endeavours to give or provide in an expeditious manner all such advice, assistance and reports to the Company as may reasonably be required to be given or provided pursuant to this Agreement.

5.    GENERAL OBLIGATIONS
      -------------------

      5.1 The Company shall notify the Investment Manager in writing of the net proceeds for the account of the Company and the amount of cash required from time to time to repurchase or cancel Shares and the Investment Manager agrees, on request by the Company or its nominee, to take such action as may be required including the realisation of Investments to provide cash sufficient to pay the amount payable upon such repurchase or cancellation.

      5.2 The Company will promptly take such action as may be reasonably necessary to permit the Investment Manager to perform its obligations and exercise its rights and powers as contemplated by this Agreement and, in particular, will supply (or procure to be supplied) to the Investment Manager such information as the Investment Manager reasonably considers to be appropriate for this purpose or as the Investment Manager reasonably requests and will execute and deliver (or procure to be executed and delivered), at the request of the Investment Manager, any necessary documents, consents and authorities in favour of the Investment Manager or as it may direct and shall copy to the Investment Manager instructions given to the Custodian in relation to the Investments.

6.    CUSTODY OF DOCUMENTS AND TRANSACTIONS
      -------------------------------------

      6.1 All Investments, documents of title or certificates evidencing title to Investments or other assets acquired for the Company and the Funds and all cash shall be vested in or deposited with the Custodian or its nominees or otherwise as the Custodian shall direct subject to the applicable provisions of the Laws.

      6.2 Except with the prior written authority (to be contained in a separate agreement) of the Custodian and the Company, the investment Manager shall not have custody of Investments, documents of title to Investments or cash. For the avoidance of doubt, the Investment Manager shall have no responsibility whatsoever for the acts or omissions of the Custodian and/or any person delegated by it.

      6.3 The Custodian, and/or any person delegated by it, will be responsible for the settlement of each transaction with the counterparties concerned and for resolving any queries regarding settlement; provided however that the Investment Manager shall give to the Custodian as set out in clause 3.2 all such information or corroboration as to any transaction effected or to be effected by the Custodian.

      6.4 The Company will procure that the Custodian provides the Investment Manager with details of income collected and such other information as the Investment Manager may reasonably request.

7.    DEALINGS OF THE INVESTMENT MANAGER
      ----------------------------------

      7.1 It is understood that directors, officers, agents and shareholders of the Company are or may be interested in the Investment Manager as directors, officers, shareholders or otherwise; that directors, officers, shareholders and agents of the Investment Manager are or may be interested in the Company as directors, officers, shareholders or otherwise; and that the Investment Manager is or may be interested in the Company as shareholder or otherwise and it is hereby acknowledged that no person so interested shall be liable to account for any benefit to any other party by reason solely of such interest.

     7.2  Nothing herein contained shall prevent:-

            7.2.1 the Investment Manager or any director, officer or agent or any affiliate or associate thereof (hereinafter called the "Interested Party") from becoming the owner of Shares and holding, disposing of or otherwise dealing with the same and with the same rights which it would have had if the Investment Manager were not a party to this Agreement and the Interested Party may buy, hold and deal in any

                        Investments upon its own account notwithstanding that the same or similar investments may be held by or for the account of or otherwise connected with the Company and no person so interested shall be liable to account for any benefit to any other party by reason solely of such interest;

            7.2.2 an Interested Party from selling Investments to, purchasing Investments from or vesting Investments in the Company or from contracting or entering into any financial, banking, currency or other transactions with the Company or any Shareholder or any company or body any of whose securities are held by or for the account of or otherwise connected with the Company or from being interested in any such transaction and the Interested Party shall not be called upon to account in respect of any such contract or transaction or benefit derived therefrom by virtue only of the relationship between the parties concerned:

            PROVIDED THAT any such sale or purchase of Investments or other transaction is made on terms no less favourable to the Company than could reasonably have been obtained by the Company if the sale or purchase or other transaction had been effected on normal commercial terms negotiated at arm's length and, in the case of a sale or purchase of Investments, property or other transactions for the account of the Company, is in the best interest of the Shareholders;

                  (a) a certified valuation of such transaction by a person approved by the Custodian as independent and competent has been obtained; or

                  (b) such transaction has been executed on best terms on an organised investment exchange under its rules; or

                  (c) where (a) and (b) above are not practicable, such transaction has been executed on terms which the Custodian is satisfied conform with the principle that it be carried out as if effected on normal commercial terms negotiated at arm's length.

            7.2.3 an Interested Party from receiving any commissions which it may negotiate in relation to any sale or purchase of Investments effected by it for the account of its customers generally;

            7.2.4 an Interested Party from completing a transaction which is made pursuant to a contract effected in the normal manner on a stock exchange or other market where the purchaser or the vendor is undisclosed at the time;

            7.2.5 an Interested Party from acquiring, holding or disposing of Investments notwithstanding that such Investments have been acquired at prices lower than those paid by or on behalf of the Company in respect of the acquisition of Investments of the same class in any company or disposed of at prices higher than those received by or on behalf of the Company by virtue of a transaction effected by the Company at or about the same time in which the Interested Party was concerned and the Interested Party shall be entitled to retain for its own benefit any profit or benefit derived therefrom provided that the acquisition by an Interested Party of such Investments is in accordance with the terms and conditions on which such Investments have been offered at the time of the transaction or made available on an arm's length basis and that Investments of the same class held by the Company were acquired on the best terms reasonably obtainable having regard to the interests of its customers generally as applicable; and

            7.2.6 an Interested Party from continuing or agreeing to act as Investment Manager or investment manager for other persons, with similar objectives and policies as the Company, or making investments for other clients without making the same available to the Company;

            PROVIDED that the Investment Manager will at all times have regard to its obligation to act in the best interests of the Company when undertaking any investments where potential conflicts of interest may arise.

8.    SERVICES OF THE INVESTMENT MANAGER NOT TO BE EXCLUSIVE
      ------------------------------------------------------

      The services of the Investment Manager to the Company hereunder are not to be deemed exclusive and the Investment Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby and to retain for its own use and benefit all fees or other moneys payable thereby and the Investment Manager shall not be deemed to be affected with notice of or to be under any duty to disclose to the Company any fact or thing which may come to the notice of the Investment Manager in the course of the Investment Manager rendering similar services to others or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder.

9.    EXPERTS AND ADVICE
      ------------------

      The Investment Manager shall be at liberty in the performance of its duties and in the exercise of any of the powers and discretions vested in it hereunder to act by its officers or an officer for the time being and shall be at liberty following consultation with the Company to appoint any lawyer, accountant, or any other expert (who may be an adviser to the Company) to assist the Investment Manager with the performance of its duties and the exercise of its powers and may act or rely upon the opinion or advice or any information obtained from any such lawyer, accountant or other expert. The Investment Manager shall not in selecting an expert (after consulting the Company) or in relying on any advice or information provided to it by any expert pursuant to this Clause 9 be responsible for any loss occasioned by its so acting provided the Investment Manager has exercised reasonable care in the selection and appointment of such expert.

10.   DELEGATION OF FUNCTIONS
      -----------------------

      The Investment Manager may, subject to the prior approval of the Company and subject to complying with the requirements of the Central Bank, delegate any of its functions under this Agreement and may provide information about the Company to such delegate provided that the Investment Manager's liability to the Company for all matters so delegated shall not be affected thereby.

11.   REMUNERATION
      ------------

      In consideration of the services to be provided by the Investment Manager hereunder, the Investment Manager shall be entitled to receive from the Company such fees (including performance fees), payable at such times, as may be agreed in writing between the Investment Manager and the Company from time to time and disclosed in the Prospectus. In addition, the Company shall pay the reasonable costs and out-of-pocket expenses incurred by the Investment Manager in the proper performance of its duties hereunder.

12.   INDEMNITIES/LIABILITIES
      -----------------------

      12.1 The Investment Manager shall not be under any liability to the Company or the Shareholders on account of anything done or suffered by the Investment Manager in accordance with or in pursuance of any request or advice of the Company. Whenever pursuant to any provision of this Agreement any notice, instruction or other communication is to be given by or on behalf of the Company to the Investment Manager in respect of any such request or advice, the Investment Manager may accept as sufficient evidence thereof:-

            12.1.1 a document signed or purporting to be signed on behalf of the Company or by such person or persons whose signature the Investment Manager is for the time being authorised by the Company to accept; or

            12.1.2 a message by tested telex or facsimile transmitted by the Company or by such person or persons whose messages the Investment Manager is for the time being authorised by the Company to accept; or

            12.1.3 a certified copy of an extract of a board minute of the Directors of the Company;

            and the Investment Manager shall not be obliged to accept any document or message signed or transmitted or purporting to be signed or transmitted by any other person. For the avoidance of doubt, the Investment Manager shall not be under any obligation to act on any notice, instruction or other communication from any person other than the Company or from such person or persons whose instruction or other communication the Investment Manager is for the time being authorised by the Company to accept.

      12.2 In discharging the functions specified in this Agreement the Investment Manager may, in the absence of manifest error, rely without enquiry upon all information supplied to it by the Company, the Custodian or any persons appointed by them.

      12.3 The Investment Manager shall not be liable to the Company or the Shareholders or otherwise for any loss suffered or incurred by the Company or the Shareholder arising from the performance or non-performance by the Investment Manager of its duties and obligations or otherwise in connection with the subject matter of this Agreement other than by reason of any loss to the Company or the Shareholder arising from the fraud, bad faith, negligence, wilful default or wilful misfeasance in the performance or non-performance by the Investment Manager of its duties or obligations hereunder.

      12.4 The Company shall indemnify the Investment Manager against all claims, direct losses and direct damages, which may be brought against or suffered or incurred by the Investment Manager in the performance or non-performance of its obligations or duties hereunder or otherwise in connection with the subject matter of this Agreement but excluding tax on the overall income or profits of the Investment Manager save to the extent that such claims, losses and damages are attributable to the fraud, bad faith, negligence, wilful default or wilful misfeasance in the performance or non-performance by the Investment Manager of its duties or obligations hereunder.

      12.5 The Company further agrees to reimburse the Investment Manager on demand in respect of all sums of money which the Investment Manager shall pay by reason of any of the foregoing provision of this Clause 12 and the Company may make such payments to the Investment Manager as soon as the Investment Manager shall become liable therefor, whether or not the Investment Manager shall have paid out such sums or any part thereof.

      12.6 For the avoidance of doubt it is hereby agreed and declared that any indemnity expressly given to the Investment Manager under this Agreement is in addition to and without prejudice to any indemnity allowed by the Laws.

13.   REQUIREMENT TO TAKE LEGAL PROCEEDINGS
      -------------------------------------

      The Investment Manager shall not be required to take any legal action on behalf of the Company other than on such terms (including terms as to indemnity) as may be agreed between the Investment Manager and the Company.

14.   NOTICES AND CLAIMS
      ------------------

      The Investment Manager shall send to the Company as soon as possible all notices of claims, summons or writs against the Company which it receives from third parties on behalf of the Company and no liability of any sort shall be admitted and no undertaking given nor shall any offer, promise or payment be made or legal expenses incurred by the Investment Manager in relation to any such claim, summons or writ without the written consent of the Company which shall be entitled if it so desires to take over and conduct the defence of any action or to prosecute any claim for indemnity or damages or otherwise against any third party. Nothing herein contained shall affect or limit the ability of the Investment Manager to take any action in respect of or to settle or to compromise any claim made against it provided that insofar as any such claim relates to the Investment Manager as investment manager of the Company, any such action taken or thing done by the Investment Manager is not to be treated as action to which the Company has consented or otherwise approved.

15.  CONFIDENTIALITY
     ---------------

     None of the parties hereto shall, either during the continuance of this Agreement or after its termination, disclose to any person (except with the written authority of the relevant party or unless ordered to do so by a court of competent jurisdiction or regulatory authority with competent authority) any information relating to the assets, business, finances or other affairs of a confidential nature of that party of which it may have become possessed during the period of this Agreement and each party shall use its reasonable endeavours to prevent any such disclosure as aforesaid.

16.  REPRESENTATION AND WARRANTIES
     -----------------------------

      Each of the Company and the Investment Manager represents and warrants which representations and warranties shall be continuing that:-

      16.1 it is duly organised and existing under the laws of its country of incorporation with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; and

      16.2 this Agreement has been duly authorised, executed, and delivered by it, constitutes a valid and legally binding obligation of it enforceable in accordance with its terms and no statute, regulations rule, order, judgement or contract binding on it prohibits its execution or performance of this Agreement.

17.   TERMINATION
      -----------

      This Agreement shall have effect from the date hereof and shall continue in force unless and until determined pursuant to the following provisions:

      17.1 The Investment Manager shall be entitled to retire or resign its appointment hereunder:-

            17.1.1 upon the expiration of not less than ninety days' notice in writing to the Company;

            17.1.2 at any time by notice in writing if the Company shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction or amalgamation upon terms previously approved in writing by the Investment Manager) or be unable to pay its debts within the meaning of Section 214 of the Companies Act 1963 to 1999 or in the event of the appointment of a receiver over any of the assets of the Company or if an examiner is appointed to the Company or if the Company is dissolved or if any event having an equivalent effect occurs;

            17.1.3 at any time by notice in writing if the Company shall commit any material breach of its obligations under this Agreement and (if such breach shall be capable of remedy) shall fail within thirty days' of receipt of notice served by the Investment Manager requiring it so to do to make good such breach.

      17.2 The Company may terminate the appointment of the Investment Manager by giving not less than ninety days' notice in writing.

      17.3 The Company may forthwith terminate the appointment of the Investment Manager by notice in writing taking immediate or subsequent effect in any of the following events:-

            17.3.1 if the Investment Manager goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Manager) or is unable to pay its debts or commits an act of bankruptcy under the laws of England and Wales or if a receiver is appointed over any of the assets of the Investment Manager or if an examiner, administrator or similar officer is appointed to the Investment Manager or if the Investment Manager is dissolved or if any event having an equivalent effect occurs;

            17.3.2 if the Investment Manager shall commit any material breach of its obligations under this Agreement and (if such breach shall be capable of remedy) shall fail within thirty days' of receipt of notice served by the Company requiring it so to do to make good such breach;

            17.3.3 if the Investment Manager shall cease to be authorised to carry out its functions pursuant to this Agreement.

      17.4 On termination of the appointment of the Investment Manager under the provisions of this Clause, the Investment Manager shall be entitled to receive all fees and other moneys accrued due up to the date of such termination but shall not be entitled to compensation in respect of such termination.

      17.5 Any termination effected pursuant to this Clause shall be without prejudice to any rights of either party in respect of any obligations of the other party hereunder, including the rights of the Investment Manager to payment of any expenses incurred by the Investment Manager in the course of its duties prior to and in connection with such termination.

      17.9 The Company shall use its best endeavours to appoint a successor investment manager as soon as is reasonably practicable after notice of termination of this Agreement has been given by either the

          Company or the Investment Manager in accordance with this clause.

18.    DELIVERY OF DOCUMENTS ON TERMINATION
       ------------------------------------

      On the termination of this Agreement the Investment Manager shall forthwith deliver to the Company or as it shall direct at the expense of the Company all books, registers, documents and papers or copies thereof in the possession of the Investment Manager or under its control and belonging to the Company or relating exclusively to its affairs. The Investment Manager shall, subject to being fully indemnified by the Company for any associated costs or expenses, take all the necessary steps to vest in the Company or any succeeding Investment Manager any assets previously held in the name of or to the order of the Investment Manager and shall not be entitled to any lien in respect of any of the foregoing.

19.   ASSIGNMENT
      ----------

      Neither of the parties may assign their rights and/or obligations hereunder or any of them without the consent in writing of the other party (which consent shall not be unreasonably withheld) and subject to complying with the requirements of the Central Bank.

20.   FORCE MAJEURE
      -------------

      Neither the Investment Manager or the Company shall be responsible for the loss of or damage to any property, securities, instruments or other assets of either party in their possession or for any failure to fulfil their duties hereunder if such loss, damage or failure shall be caused by or directly or indirectly due to war damage, enemy action, the act of any government or other competent authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, third party lock-out, strike or other cause whether similar or not beyond the control of either the Investment Manger or the Company (each a "Force Majeure Event") provided that each of them shall promptly notify the other on the happening of a Force Majeure Event and shall use all reasonable efforts to minimise the effects of same and provided further that in determining matters within the reasonable control of the Investment Manager or the Company regard shall be had to such contingency resources for such matters as have been disclosed by the parties to one another.

21.   NOTICES
      -------

      Save as otherwise provided herein: -

      21.1 Each communication to be made hereunder shall, unless otherwise stated, be in writing but, unless otherwise stated, may be made by previously tested telex, facsimile, electronic mail or letter. The parties shall endeavour to ensure that all communications shall be transmitted through the medium which the sender might reasonably be expected to use in any given circumstance so as to procure the most expeditious receipt of the communication by the intended recipient.

      21.2 Any communication or document to be made or delivered by either party to the other pursuant to this Agreement shall be made or delivered to that other party at the address, telex number, facsimile number or electronic mail address notified by each party to the other party from time to time and shall be deemed to have been made or delivered;

            21.2.1 in the case of any communication made by telex, facsimile or electronic mail upon receipt thereof provided that if it is despatched between 5.00 p.m. and 12 midnight (in the place to which it is to be received) it shall be deemed to have been despatched on the next following business day; or

            21.2.2 in the case of any communication made by letter when left at that address.

      21.3 Any party making a communication hereunder by facsimile shall promptly forward in writing by post confirmation of such communication but the absence of such confirmation or postage shall not affect the validity of any such communication.

22.   MISCELLANEOUS PROVISIONS
      ------------------------

      22.1 The Company agrees not to use the Investment Manager's name in any document, publication, publicity material including but not limited to prospectuses, notices, circulars, sales literature, stationery and advertisements without the prior written consent of the Investment Manager (which consent will not be unreasonably withheld).

      22.2  No failure on the part of any party to exercise, and no delay on its part in exercising, any right or
            remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

      22.3 The provisions of this Agreement may be amended only if the parties so agree in writing and subject to complying with the requirements of the Central Bank.

      22.4 The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

      22.5 Neither of the parties hereto shall do or commit any act, matter or thing in the course of exercising their duties under this Agreement which would or might reasonably be expected to prejudice, bring into disrepute in any manner the business or reputation of any of the other parties.

23.   ENTIRE AGREEMENT
      ----------------

      This Agreement together with the fee letter in accordance with Clause 11 sets forth the entire agreement and understanding between the parties hereto as to the matters set out herein.

24.   COUNTERPARTS
      ------------

      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

25.   GOVERNING LAW AND JURISDICTION
      ------------------------------

      25.1 This Agreement shall be governed by and construed in accordance with the laws of Ireland.

      25.2 Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Courts of Ireland.

                                   MONTPELIER
                      -----------------------------------
                      MONTPELIER ASSET MANAGEMENT LIMITED

The Directors,
Consulta (Channel Islands) Limited,
PO. Box 208,
Bermuda House,
St Julian's Avenue,
St. Peter Port,
Guernsey (the "Manager")                                 as of 3rd January, 1997

Dear Sirs,

      CONSULTA EMERGING MARKETS DEBT FUND LIMITED (THE "COMPANY")
      -----------------------------------------------------------

I.    INTRODUCTION
      ------------

We write to set out the terms upon which we are pleased to provide fund management services in respect of the Company and its portfolios or such part thereof as is entrusted to us by you, the Manager of the Company. We are a member of the Investment Management Regulatory Organisation Limited ("IMRO") and as such are regulated by IMRO in the conduct of Investment Business.

2.    APPOINTMENT
      -----------

Our appointment to provide fund management services to the Company takes effect subject to the Terms and Conditions attached to this letter and to the attached Schedule and to any appendices and any other documents annexed, from the date referred to in paragraph 3 of the Terms and Conditions. To the extent that any provision of this letter is inconsistent with the Terms and Conditions, the provisions of this letter shall prevail.

We will manage the assets of the Company on the basis set out in the Terms and Conditions as amended by this letter in accordance with the investment objectives described in the Schedule and in accordance with any instructions you or the Directors of the Company may give us from time to time. You or the Directors may at any time terminate our right to enter into investment transactions on behalf of the Company and after any such termination our role will be to provide investment advice to you and the Directors as to how the Company may achieve its investment objective. We will in any event and at all times be available for regular (at least quarterly) meetings to discuss the results of the past investment strategy and to recommend future policy for the Company and will at all times be responsible for the provision of investment advice to the Company in relation to its portfolios.

                       45-47 Cheval Place London SW7 1EW
               Telephone: 0171 589 1700 Facsimile: 0171 589 0199
     Regulated by the Investment Management Regulatory Organisation (IMRO)

3.    CUSTODIAL SERVICES
      ------------------

The Company has already arranged custodial services with The Bank of Bermuda Limited. Details of Custody and Banking arrangements included in item 3 of the Schedule are for our information only and create no obligations for either party.

4.    REMUNERATION
      ------------

Our remuneration for our services hereunder shall be fees calculated as set out below.

      (A)   Fixed Charge
            ------------

      In consideration of the services which we will provide under this Agreement we shall be entitled to receive from you (i) a fixed fee at the rate of 0.75 per cent per annum of the Net Asset Value of the Company calculated on the last Business Day of each quarter, such fee to accrue daily and be payable quarterly in arrears, the first payment being in respect of the period from the date hereof until 31st March, 1997, during the whole or any part of which this Agreement shall be in force; and (ii) a performance-related fee, payable semi-annually in arrears, calculated in accordance with paragraph (B) below.

      (B) Performance Fee
          ---------------

      The performance-related fee in respect of any Half Year shall be calculated on a share by share basis in accordance with the following formula:-

                                    F=$ (N-T)
                                        -----
                                         10

       where:-

      F = the performance fee payable on any particular Participating Share in respect of that Half Year

      N = the Net Asset Value per Participating Share in respect of that Participating Share on the last Business Day of that Half Year

      T = the greater of 104.89% of the Net Asset Value per Participating Share in respect of that Participating Share on the last Business Day of the immediately preceding Half Year and either (i) (1.0489) to the power of n, multiplied by the Net Asset Value per Participating Share in respect of that Participating Share on the last Business Day of the most recent Half Year in respect of which a performance fee was payable on that Participating Share pursuant to this clause or (ii) if no performance fee has been payable the initial Net Asset Value per Participating Share in respect of that Participating Share.

      n = the number of Half Years since a performance fee was payable pursuant to this clause and provided that no performance fee shall be payable in respect of any Half Year where T is equal to or greater than N.

      (C) Definitions
          -----------

      In this Clause:-

      (i) "Business Day" means any day on which banks are normally open for full banking business in London and Guernsey;

      (ii) "Half Year" shall mean a period of six months beginning either on 1st January, 1997 or 1st July, 1997 and on any anniversary of either of such dates; and

      (iii) "Net Asset Value" means the Net Asset Value per Participating Share of the Company calculated in accordance with the Articles of Association of the Company.

5.    PAYMENT
      -------

      (i) The fixed fee in respect of services provided will be payable as at the close of business on the last business day of the relevant quarter. The performance-related fee, if any, will be payable semi-annually in arrears.

      (ii) If this Agreement shall terminate otherwise than on the last Business Day of a quarter, the fees in respect of the quarter during which such termination occurs shall be calculated on the basis of the Net Asset Value of the Company as at the close of business on the day of such termination (or, if such day is not a Business Day, on the immediately preceding Business Day).

      (iii) Fees will be payable in U.S. dollars forthwith upon receipt of a demand in respect thereof, and shall accrue on a daily basis.

      (iv) All fees and expenses payable to us by you under this Agreement shall be exclusive of United Kingdom value added tax which shall be payable, if applicable, in addition.

      (v) We shall not be entitled to any other remuneration for services under this Agreement, including (without limitation) any share of brokerage commission, rebate, benefit in kind or reciprocal arrangement, all of which, if received by us shall (to the extent attributable to the Company or transactions relating to the Company's assets) be paid over to and held for the account of the Company.

      6.    TERMINATION
            -----------

The provisions of paragraph 24 of the Terms and Conditions are excluded. Each party may terminate this Agreement by giving not less than three months' written notice. In addition, this Agreement may be terminated at any time by either party (the "first party") forthwith if the other party (the "second party"):-

(a) shall commit any breach of its obligations under this Agreement and shall fail to make good such breach within thirty days of receipt of notice from the first party requiring it so to do, or

(b) shall pass a resolution for the winding up of the second party (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the first party) or if the Royal Court shall order a winding-up of the second party (being the Manager) or if the second party (being the Manager) shall be declared "en etat de desastre" or if an administrator or liquidator shall be appointed in respect of the second party (being us) or if a receiver shall be appointed over the assets of the second party (being us).

Our services to you under this Agreement will be performed by Mr. Nicholas Cournoyer, our Chairman. You will be entitled to terminate this Agreement immediately if Mr. Cournoyer, for whatever reason, fails to attend at least six meetings with a director of you and your parent, Consulta Limited, in any ninety day period or fails to speak to a director of you or your parent, Consulta Limited, on an average of at least one occasion per week over a twelve week period.

If you are in agreement with the terms proposed, please sign and date the enclosed copy on the form of appointment provided and return it to us.

                                Yours faithfully,
                     for MONTPELIER ASSET MANAGEMENT LIMITED

                     BY: /s/ ILLEGIBLE
                        -----------------

                               FORM OF APPOINTMENT

To:   Montpelier Asset Management Limited

      We, Consulta (Channel Islands) Limited, hereby acknowledge receipt of the original of this Letter together with the attached Schedule and Terms and Conditions (Edition IFMA/LIBA 3, which includes the Stabilisation Notice) (the "Agreement") and appoint you to provide discretionary fund management services in relation to the Company in accordance with the Agreement.

SIGNED by               )
for and on behalf of    )
CONSULTA (CHANNEL       )
ISLANDS) LIMITED        )

Dated as of 3rd January, 1997

Appendix - IFMA/LIBA 3 plus Schedule

                                    SCHEDULE

                               Form of Appointment
                               -------------------

                       Consulta (Channel Islands) Limited
                   -------------------------------------------  (the Customer)

                       Montpelier Asset Management Limited
                   -------------------------------------------  (the Manager)

                                       N/A
                   -------------------------------------------  (the Custodian)

in respect of

                   Consulta Emerging Markets Debt Fund Limited
                   -------------------------------------------  (the Fund)

This Schedule, the Terms and Conditions (IFMA/LIBA 3) and any other documents annexed thereto (together the Agreement) set out the terms upon which the Manager agrees to act as investment manager of the Fund.

                     We agree to the terms of the Agreement


            Signed  ILLEGIBLE
                   -------------------------------------    (the Customer)


            Signed  ILLEGIBLE
                   -------------------------------------    (the Manager)


Date__________________

The Information contained in this Schedule constitutes part of the Agreement.

                                                RELEVANT
ITEM        DESCRIPTION                         PARAGRAPH         RECORD
----        -----------                         ---------         ------
1.          GENERAL INFORMATION
            -------------------

1.1         Name of Fund                                          Consulta Emerging Markets
                                                                  Debt Fund Limited

1.2         Base currency of account                              U.S. Dollars

1.3         Customer Category                                     Business Investor

1.4         Tax status of the Customer            17/19           Guernsey resident

1.5         Tax Reference Number                   19

1.6         Any liens or charges on Fund?          19             NO

1.7         Effective Date of Appointment           3             3rd January, 1997

2.          INVESTMENT OBJECTIVES AND
            -------------------------
            RESTRICTIONS
            ------------

2.1         Investment objectives                   5             See Item 7.1

2.2         Any investment restrictions?            5             YES
            IF YES, SPECIFY:-
            (a) area or market
            (b) types of investment
            (C) size of individual investment
            (d) proportions of Fund
            (e) other                                             See Item 7.1

2.3         Underwrite issues?                      5             YES
            If YES, specify any restrictions:
            (a) category of security
            (b) amount or limit                                   See Item 7.1

2.4         Deal in Options, Futures and           5/13           YES
            Contracts for Differences for
            hedging purposes?
            If YES, specify any restrictions.                     See Item 7.1

2.5         Deal in Options, Futures and           5/13           NO
            Contracts for Differences other
            than for hedging purposes?

                                                RELEVANT
ITEM        DESCRIPTION                         PARAGRAPH         RECORD
----        -----------                         ---------         ------
2.6         Deal in Options, Futures and          5/13            YES
            Contracts for Differences not
            traded on and under the rules of
            a Recognised or Designated
            Stock Exchange?
            If YES, specify any restrictions.                     See Item 7.1

2.7         Effect Contingent Liability           5/13            NO
            Transactions? If YES, please
            specify any restrictions on
            amount of margin or otherwise.

2.8         Deal in units in Collective                           YES
            Investment Schemes which are
            not Regulated Collective
            Investment Schemes?
            If YES, specify any restrictions.                     See Item 7.1

2.9         Procure the exercise of voting           9            YES
            rights at discretion, subject to
            Customer's specific instructions?

2.10        Acquire partly paid securities?          8            YES

3.          CUSTODY AND BANKING
            -------------------

3.1         Name of Outside Custodian             1/28            The Bank of Bermuda
                                                                  (Guernsey) Limited

4.          FEES AND CHARGES
            ----------------

4.1         Manager's fees                          16            See Item 7.2

5.          COMMUNICATIONS
            --------------

5.1         Reports by Manager:
            (a) source of contract                                The Manager
                notes/advices
            (b) frequency of contract                             Daily
                notes/advices
            (c) frequency of valuations             11
            (d) frequency of statement of
                transactions

                                                RELEVANT
ITEM        DESCRIPTION                         PARAGRAPH         RECORD
----        -----------                         ---------         ------
5.2         Form of instructions to Manager        20
            (a)  oral?                                            NO
            (b)  written?                                         YES
            (c)  telex or fax?                                    YES

5.3         Communications to and from             20
            Manager with:
            (a) any Trustee of Fund?                              NO
            (b) any Director of Customer?                         YES

5.4         Addresses for correspondence:
            (a) Customer                            20
                (i)   Address                                     P.O. Box 208,
                                                                  Bermuda House,
                                                                  St. Julian's Avenue,
                                                                  St. Peter Port,
                                                                  GUERNSEY GY1 3NF
                (ii)  Telephone number:                           01481 726268
                (iii) Facsimile number:                           01481 726275

            (b) Manager                             20
                (i)   Address                                     243 Knightsbridge
                                                                  London SW7 IDN
                (ii)  Telephone number                            0207 589 1700
                (iii) Facsimile number                            0207 244 7680

            (c) Outside Custodian                   28
                (i)   Address                                     The Bank of Bermuda
                                                                  (Guernsey) Limited
                                                                  P.O. Box 208,
                                                                  Bermuda House,
                                                                  St. Julian's Avenue,
                                                                  St. Peter Port,
                                                                  Guernsey GY1 3NR
                (ii)  Telephone number:                           01481 726268
                (iii) Facsimile number:                           01481 726275

            (e) Administrator to the Fund:
                (i)   Address                                     Management International
                                                                  (Guernsey) Limited
                                                                  P.O. Box 208,
                                                                  Bermuda House,
                                                                  St. Julian's Avenue,
                                                                  St. Peter Port,
                                                                  Guernsey GY1 3NF

                (ii)  Telephone number:                           01481 726268

                                                RELEVANT
ITEM        DESCRIPTION                         PARAGRAPH         RECORD
----        -----------                         ---------         ------
                (iii) Facsimile number:                           01481 726275

            (f) Auditors to the Fund
            (i)   Address                                         KPMG,
                                                                  P.O. Box 20, Orbis House
                                                                  20 New Street,
                                                                  St. Peter Port,
                                                                  Guernsey, GY1 4AN
            (ii)  Telephone number:                               01481 721000
            (iii) Facsimile number:                               01481 722373

6.          SOFT COMMISSIONS
            ----------------

6.1         Manager's policy on Soft
            Commissions.                           15             None

7.          INVESTMENT OBJECTIVES
            ---------------------
            AND FEES
            --------

7.1 The investment objectives and restrictions of the Fund are as set out in the document attached hereto as Exhibit A.

7.2 Our remuneration for our services hereunder shall be as set out in paragraph 4 of the letter dated as of 3rd January 1997 to which this is an attachment.

                                    EXHIBIT A

                       INVESTMENT POLICY AND RESTRICTIONS
               ADOPTED BY RESOLUTION OF THE DIRECTORS OF CONSULTA
               EMERGING MARKETS DEBT FUND LIMITED (THE "COMPANY")

1. For the purposes of the following resolutions the following expressions shall have the following meanings:-

      (A) "securities" include but are not limited to shares, stock and subscription warrants;

      (B) "recognised or designated investment exchange" means a recognised or designated investment exchange as defined in the Financial Services (Glossary and interpretation) Rules and Regulations 1990 of the United Kingdom.

      Other expressions not defined in such resolutions bear the meanings given to them in the Articles of Association.

2.    (A)   The objective of the Company is to secure income and capital growth from investment principally in debt due from entities in the emerging economies.

      (B) it is proposed that dividends will be paid to shareholders in the Company and those shareholders who with to re-invest their dividends will be permitted to do so.

      (C) Under the Articles of Association of the Company the Directors have the power to borrow up to an amount equal to 75 per cent of the Net Asset Value.

3.    The Company shall not:-

      (A) acquire an asset which would require the assumption by the Company of unlimited liability including, for the avoidance of doubt, any participation in a partnership other than a limited liability interest in a limited partnership;

      (B) indulge in short selling of securities (i.e. selling securities at a time when it has no exercisable or unconditional right at the time of sale to vest securities in the purchaser) unless the aggregate value of securities subject to a contract for sale that has not been settled and which are not at the time owned by the Company shall not exceed 20 per cent of the Net Asset Value of the Company, and may only engage in uncollateralised stock lending on normal commercial terms with high quality counterparties whose ordinary business includes uncollateralised stock lending provided that the aggregate exposure of the Company to any single counterparty may not exceed 20 per cent of the Net Asset Value of the Company;

      (C) make purchases if, as a result, more than 10 per cent of the gross assets of the Company would be held through sub-custody arrangements in Russia or interests in securities transactions which must be processed using Russian clearance and settlement systems; or

      (D) purchase or sell real estate or interests in real estate although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate.

4. Options, foreign exchange transactions on the forward market, futures and contracts for difference may be used for the purposes of protecting the value of the investments of the Company provided that:-

      (A)   In the case of options, this is done on a covered basis, or

      (B) In the case of futures and forward foreign exchange transactions, the face value of all such contracts does not exceed 100 per cent of the Net Asset Value, or

      (C) in the case of contracts for differences (including stock index futures or options) the face value of all such contracts does not exceed 100 per cent of the Net Asset Value, provided however that the aggregate value of the assets of the Company invested in all such futures and contracts for differences shall not in total exceed 100 per cent of the Net Asset Value.

      5. Except in connection with derivatives, there will be no limitations as to the extent to which the Company may invest the assets of the Company in assets or securities of a particular type of issuer. However, the Company will not invest in units of other collective investment schemes managed by the Manager or an associate unless the Manager procures, in such a way as it thinks fit, that the preliminary charge on the issue of units in the collective investment scheme to be acquired is not suffered directly or indirectly by the Company or any shareholder.

      6. To the extent that any moneys of the Company are deposited with the Custodian or the Investment Advisers or any Associate of the Custodian or the Investment Advisers such deposit shall be made on the published banking terms and conditions of such party; if any, or failing which on terms that interest receivable by the Company thereon shall accrue at a rate not less than the prevailing market rate for a deposit of a like amount and with a like maturity;

      7. Any moneys not required for immediate investment purposes or moneys held following the realisation of one investment and prior to its re-investment may be placed with, or be used to purchase certificates of deposit or other commercial paper issued by, any bank having assets of more than U.S. $3,000 million or any wholly owned subsidiary thereof or any banks in the United States or the United Kingdom which are quoted on any recognised or designated investment exchange in any of such countries.

                                    EXHIBIT B

                        DETERMINATION OF NET ASSET VALUES

42. The Net Asset Value of the Company shall be determined separately by the Directors at 5.00 p.m. Guernsey time on each Valuation Day and on such other occasions as the Directors may direct and shall be the value as at such date of all the assets less all the liabilities of the Company calculated on the basis of this Article.

      (1)   The assets of the Company will be deemed to include the following:

            (a) all cash in hand, on loan or on deposit, or on call, including any interest accrued thereon;

            (b) all bills, demand notes, promissory notes and accounts receivable;

            (c) all bonds, time notes, shares, stock, debenture stock, subscription rights, warrants, options and other investments and securities owned or contracted for by the Company, other than rights and securities issued by it;

            (d) all stock and cash dividends and cash distributions to be received by the Company and not yet received by it but declared payable to shareholders on the register on a date before the days as of which the assets are being valued;

            (e) all interest accrued on any interest-bearing securities owned by the Company;

            (f)   all interests of the Company in limited partnerships;

            (g)   all other investments of the Company; and

            (h) all other assets of the Company of every kind and nature, including prepaid expenses as valued and defined from time to time by the Directors.

      (2) Any expense or liability of the Company may be capitalised and amortised over such period as the Directors may determine (and the Directors may from time to time determine to lengthen or shorten any such period) and the unamortised amount thereof at any time will also be deemed to be an asset of the Company.

      (3)   For the purpose of calculating the value of the assets of the
            Company:

            (a) The value of any units in any unit trust (whether in noncorporate or corporate form) or of any shares in a company the quoted price of the shares of which are directly related to the underlying value of its net assets shall be the last mid-market price quoted to the Manager or the Company by the managers thereof or, if no mid-market price is quoted, the average of the bid and offered prices so quoted to the Manager or the Company.

            (b) The value of any cash in hand or on deposit, prepaid expenses, cash dividends and interest declared or accrued and not yet received shall be deemed to be the full nominal amount thereof unless in any case the Directors are of the opinion that the same is unlikely to be paid or received in full in which case the value thereof shall be arrived at after making such discount as the Directors may consider appropriate in such case to reflect the true value thereof.

            (c) The value of any demand notes, promissory notes and accounts receivable shall be deemed to be the face value or full amount thereof after making such discount as the Directors may consider appropriate to reflect the true current value thereof.

            (d) Deposits shall be valued at their principal amount plus accrued interest from the date of acquisition.

            (e) Certificates of deposit, treasury bills, bank acceptances and trade bills shall each be valued (on the basis of a notification to the Directors by a person approved by the Directors for the purposes of this paragraph whose business includes dealing in or effecting transactions in the relevant Investment) according to the normal dealing practice therein and at the price of the relevant Investment at 5.00 pm (or as near thereto as may be practicable whether before or after
                  5.00 pm) on the Valuation Day.

            (f) Any security (not being a unit in a unit trust whether in non-corporate or corporate form) owned or contracted for by the Company listed or dealt in on a stock exchange recognised as such under the securities laws of the jurisdiction in which it is situated will be valued by reference to the closing or mid-market (as the Directors in all the circumstances consider appropriate) price as notified to the Company on the Valuation Day by a member of the stock exchange concerned. Where such security is listed or dealt in on more than one stock exchange the Directors may in their absolute discretion select any one of such stock exchanges for the foregoing purpose.

            (g) Any security (not being a unit in a unit trust whether in non-corporate or corporate form) owned or contracted for by the Company dealt in on any over-the-counter market will be valued by reference to the closing or mid-market (as the Directors in all the circumstances consider appropriate) prices as notified to the Company on the Valuation Day by a person approved by the Directors for the purposes of this paragraph whose business includes dealing in or effecting transactions in the security concerned. Where such security is listed or dealt in on more than one over-the-counter market the Directors may in their absolute discretion select any one of such over-the-counter markets for the foregoing purpose.

            (h) If in any case a particular value is not ascertainable as above provided or if the Directors shall consider that some other method of valuation better reflects the fair value of the relevant Investment then in such case the method of valuation of the relevant Investment shall be such as the Directors in their absolute discretion shall decide.

            (i) Notwithstanding the foregoing, where at the time of any valuation any asset of the Company has been realised or contracted to be realised there shall be included in the assets of the Company in place of such asset the net amount receivable by the Company in respect thereto PROVIDED THAT if such amount is not then known exactly then its value shall be the net amount estimated by the Directors as receivable by the Company and PROVIDED THAT if the net amount receivable is not payable until some future time the Directors shall make such allowance (if any) as they consider appropriate to reflect the true current value thereof.

      (4) Any determination of the Net Asset Value for the purposes of Article 41 hereof shall be expressed in the currency in which the Participating Shares is designated PROVIDED HOWEVER that the Net Asset Value may be expressed and published in such other currency or currencies as the Directors may decide applying the Currency Conversion Rate as determined at such time of conversion.

      (5) Any valuation made pursuant to these Articles shall be binding on all persons.

      (6) The liabilities of the Company shall be deemed to include all its liabilities (including such amount as the Directors determine to provide in respect of contingent liabilities including (but without limitation) liabilities in respect of taxation on income or capital gains whether realised or unrealised and the amount of the Manager's annual charges) of whatsoever kind and nature except liabilities represented by Participating Shares in the Company. In determining the amount of such liabilities the Directors may calculate any liabilities on estimated figures for yearly or other periods in advance and accrue the same in equal proportions over any such period. Where applicable liabilities will be accrued from day to day.

      (7)   (a)   The price of Participating Shares which have been allotted or provisionally allotted payable to the Company (less commission, if any, and less any other Duties and Charges payable by the Company in connection with the allotment and issue thereof) shall be deemed to be an asset of the Company as of the time at which such Shares are deemed to be in issue pursuant to Article 1; and

            (b) The price for Participating Shares which have been redeemed or whose allotment has been provisionally cancelled shall, from the time at which such Shares are deemed to have ceased to be in issue pursuant to Article I. until such price is paid, be deemed to be a liability of the Company.

--------------------------------------------------------------------------------
IFMA                                                                        LIBA
--------------------------------------------------------------------------------

TERMS FOR DISCRETIONARY
FUND MANAGEMENT


Published by
The Institutional Fund Managers' Association and
The London Investment Banking Association



CONTENTS

PRELIMINARY

1     Definitions
2     Regulation
3     Effective Date of Appointment
4     Governing Law


PROVISION OF SERVICES

5     Investment Discretion
6     Delegation and Use of Agents
7     Uninvested Cash
8     Securities Lending, Borrowing and
      Overdrafts
9     Voting
10    Advice
11    Valuations and Reports


DEALING AND DERIVATIVES

12    Dealing and Counterparties
13    Derivatives


MATERIAL INTERESTS

14    Potential Conflicts of Interest
      and Disclosures
15    Soft Commissions


GENERAL

16   Fees and Charges
17   Taxation
18   Liability of Manager
19   Customer's Warranties and Liabilities


GENERAL CONT'D

20    Instructions and Communications
21    Amendments
22    Complaints
23    Compensation
24    Termination of Agreement
25    Consequences of Termination
26    Joint and Sole Accounts
27    Confidentiality and Disclosure
28    Outside Custodian


PRIVATE CUSTOMERS AND OCCUPATIONAL PENSION SCHEMES

29    Cold Calling
30    Exchange Rate Risk
31    Stabilisation
32    Investments Which are Not Readily
      Realisable
33    Warrants



TERMS FOR CUSTODY WHERE THE CUSTODIAN IS A PARTY TO THE AGREEMENT

Cl   Custodian's Responsibility
C2   Registration of Securities
C3   Settlement
C4   Corporate Actions, Income Collection
     and Tax Reclaims
Cs   Liability
C6   Compensation
C7   Termination
C8   Foreign Law and Practice
C9   Fees



EXPLANATORY NOTES ON THE AGREEMENT ARE AVAILABLE, ON REQUEST, FROM THE MANAGER. THEY DO NOT FORM PART OF THE AGREEMENT.



--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      1                          NOVEMBER 1996
--------------------------------------------------------------------------------

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Terms for Discretionary Fund Management
--------------------------------------------------------------------------------


PRELIMINARY
-----------

1  Definitions

The Definitions below are designed for ease of reading. Some are summaries of the full definition which, whether contained in the IMRO Rules (marked*) or in the FSA, shall prevail. References to statutes, IMRO Rules and any other regulations shall be taken to include any amendments made to them from time to time. Any other words or phrases used in the Agreement which are defined in the IMRO Rules shall have the same meanings in the Agreement.

The Terms contain a number of references to the Custodian and paragraphs CI-9 detail the obligations and rights of the Custodian. These references are relevant only where the Custodian is named in and is a party to the Agreement. In all other cases, the Customer should refer to paragraph 28 on page 8 regarding the Outside Custodian.


THE AGREEMENT                 the terms, the Schedule and any other documents
                              annexed to them, as amended from time to time, which are to be construed as one document together constituting the agreement between the parties.

*ASSOCIATE                    a company or other person connected to the Manager
                              or, where relevant, the Custodian.

*BEST EXECUTION               the method whereby an investment manager seeks to
                              achieve the best terms for a customer.

CLIENT MONEY REGULATIONS      the Financial Services (Client Money) Regulations
                              1991 and the Financial Services (Client Money)
                              (Supplementary) Regulations 1991.

COLLECTIVE                    an arrangement for assets to be held on a pooled
INVESTMENT SCHEME             basis on behalf of any number of investors, for
                              example a unit trust or open ended investment company; a full definition is contained in the FSA s.75

CONNECTED                     an investment trust managed by the Manager or an
INVESTMENT TRUST              Associate.

* CONTINGENT LIABILITY        a Derivatives transaction where a Customer may be
TRANSACTION                   liable to make further payments.

CONTRACT FOR DIFFERENCES      a contract relating to fluctuations in an index,
                              price or other factor. A full definition is contained in the FSA, Schedule 1, paragraph 9.

CUSTODIAN                     the person (if any) named on the front of the
                              Schedule as custodian charged with providing custody services for the Fund.

CUSTOMER the person named on the front of the Schedule as Customer to whom the Manager provides investment services.

*DERIVATIVES                  Options, Futures and Contracts for Differences.

FSA                           Financial Services Act 1986.

FUND the portfolio of assets (including uninvested cash) entrusted from time to time by the Customer to the management of the Manager.

FUTURE a contract for the sale of a commodity or any other property under which delivery is to be made at a future date at a price agreed upon when the contract is made. A full definition is contained in the FSA, Schedule 1, paragraph 8.



--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      2                          NOVEMBER 1996
--------------------------------------------------------------------------------

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Terms for Discretionary Fund Management
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*IMRO                         the Investment Management Regulatory Organisation
                              Limited, the organisation set up pursuant to the FSA to regulate the business of investment management in the United Kingdom.

*IMRO RULES                   the rules established BY IMRO.

IN-HOUSE FUNDS                Collective Investment Schemes of which the Manager
                              or an Associate is the manager.

*INITIAL COMPOSITION AND      respectively the composition and value of the
INITIAL VALUE                 assets (collectively and individually) comprising
                              the Fund at the time when the Manager first assumes management of the Fund.

*INVESTMENT BUSINESS          those activities of the Manager, defined as
                              investment business in the FSA Schedule 1, which are regulated by IMRO.

*INVESTMENT OMBUDSMAN         the person appointed by IMRO to investigate
                              complaints referred to him directly or via IMRO.

MANAGER the person named on the front of the Schedule as Manager charged with managing the Fund.

OPTION an option to acquire or dispose of investments, currencies or commodities. A full definition is contained in the FSA, Schedule 1, paragraph 7.

OUTSIDE CUSTODIAN             the person (if any) not being a party to the
                              Agreement nevertheless charged with providing custody services for the Fund.

SCHEDULE the Schedule to the Agreement detailing matters specific to the Customer.

*SOFT COMMISSION AGREEMENT    an agreement between the Manager or an Associate
                              and a broker or counterparty under which the Manager or an Associate benefits from the placing of business on behalf of Customers.


TERMS                         these terms.

*UNIT TRUST SCHEME            a Collective Investment Scheme where the property
                              is held on trust for the participants, but excluding limited partnerships.


2   REGULATION

The Manager is regulated by IMRO in the conduct of its Investment Business and nothing in the Agreement shall exclude any liability of the Manager to the Customer Arising under the FSA, or any rules or regulations made under it, the Pensions Act 1995, or the IMRO Rules.

3   EFFECTIVE DATE OF APPOINTMENT

The Agreement will come into force on the date of receipt by the Manager of a copy of the Agreement signed by the Customer or (where permitted by the IMRO rules) on such earlier date as maybe stated in item 1 of the Schedule.

4   GOVERNING LAW

The agreement will be governed by and construed in accordance with English law. The English courts will have exclusive jurisdiction to settle any disputes or claims which may arise out of or in connection with the Agreement for which purpose all parties agree to submit to such jurisdiction.




--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      3                          NOVEMBER 1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Terms for Discretionary Fund Management
--------------------------------------------------------------------------------


PROVISION OF SERVICES

5    INVESTMENT DISCRETION

(a) The Manager will manage the Fund within the investment objectives and any restrictions stated in item 2 of the Schedule and will act in good faith and with due diligence. Subject to such objectives and restrictions, the Manager, normally acting as agent, will have complete discretion for the account of the Customer (and without prior reference to the Customer) to buy, sell, retain, exchange or otherwise deal in investments and other assets, make deposits, subscribe to issues and offers for sale and accept placings, underwritings and sub-underwritings of any investments, effect transactions on any markets, take all day to day decisions and otherwise act as the Manager judges appropriate in relation to the management of the Fund, but always subject to the overriding principles of Suitability and Best Execution.

(b) The investment objectives and restrictions stated in item 2 of the Schedule will not be breached as a result of changes in the price or value of assets of the Fund brought about solely through movements in the market.

(c) The Manager will keep under review the objectives and restrictions of the Fund and may, from time to time, suggest to the Customer such amendments as, in the Manager's opinion, might be made to them.


6    DELEGATION AND USE OF AGENTS

(a) The Manager may delegate any of its functions under the Agreement to an Associate and may provide information about the Customer and the Fund to any such Associate but the Manager's liability to the Customer for all matters so delegated shall not be affected thereby. The Manager will give the Customer written notice of any such delegation of a function which involves the exercise of its discretionary investment management powers and will not, without the written consent of the Customer, delegate the whole or substantially the whole of such powers.

(b) The Manager may, where reasonable, employ agents (including Associates) to perform any administrative, dealing or ancillary services required to enable the Manager to perform its services under the Agreement. The Manager will act in good faith and with due diligence in the selection, use and monitoring of agents.


7    UNINVESTED CASH

Except where the Customer makes its own banking arrangements, either:

(a) the accounts stated in item 3 of the Schedule will be opened in the name and on behalf of the Customer, and the Manager may give instructions to the relevant bank regarding such accounts; or

(b) cash balances will be held in accounts operated in accordance with the Client Money Regulations whether or not the accounts are within the United Kingdom.


8    SECURITIES LENDING, BORROWING END OVERDRAFTS

(a) The Manager may, where stated in item 3 of the Schedule or as separately agreed in writing with the Customer, make arrangements to:

      (i) lend to a third party investments or documents of title or certificates evidencing title to investments comprising the Fund or part of it;
      (ii) borrow on the Customer's behalf against the security of such investments or other property.

(b) Any income or fees received (net of charges and expenses) in relation to such loans will be added to the Fund.

(c) Save as stated in items 2 and 3 of the Schedule, the Manager may not, without the written consent of the Customer, commit the Customer to supplement the assets of the Fund by borrowing on the Customer's behalf or by committing the Customer to a contract which may require the Customer to supplement such assets.


9    VOTING

(a) As stated in item 2 of the Schedule, the Manager may procure the exercise of any voting rights attaching to the investments of the Fund, either

      (i) at its discretion, subject always to the Customer's specific instructions (if any); or

      (ii) only with the agreement or on the specific instructions of the Customer.


--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      4                          NOVEMBER 1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Terms for Discretionary Fund Management
--------------------------------------------------------------------------------

(b) Notwithstanding (a) above, the Manager may not procure the exercise of any voting rights attaching to the Fund's holdings of In-House Funds and Connected Investment Trusts except with the agreement or on the specific instructions of the Customer but may count such holdings for the purpose of constituting a quorum at a general meeting of any In-House Fund or Connected Investment Trust.


10    ADVICE

Advice may be given by the Manager in such manner as may be agreed with the Customer or as the Manager thinks fit.

11 VALUATIONS AND REPORTS

(a) A valuation showing the Initial Composition and Initial Value is attached (or will be supplied as soon as reasonably practicable) and will (then) constitute part of the Agreement. The basis of all valuations will be as stated in that first valuation unless otherwise notified.

(b) Valuations of the Fund and any other relevant reports will be sent to the Customer at the intervals stated in item 5 of the Schedule.

(c) the Manager will assist the Customer to fulfill any obligations to disclose shareholdings under part VI of the companies Act 1985, (or similar overseas legislation), as stated in item 5 of the Schedule.


DEALING AND DERIVATIVES

12 DEALING AND COUNTERPARTIES

(a) The Manager will act in good faith and with due diligence in its choice and use of counterpartses.

(b) In effecting transactions for the Fund the Manager shall seek Best Execution at all times and may (subject to item 2 of the Schedule) deal on such markets or exchanges and with such counterparties as it thinks fit. All transactions will be effected in accordance with the rules and regulations of the relevant market or exchange, and the Manager may take all such steps as may be required or permitted by such rules and regulations and/or by appropriate market practice.

(c) If any counterparty should fail to deliver any necessary documents or to complete any transaction, the Manager will take all reasonable steps on behalf of the Customer to rectify such failure or obtain compensation in lieu thereof. All reasonable costs and expenses properly incurred by the Manager shall be paid by the Customer.

(d) The Manager may aggregate transactions for the Fund with those of other customers and of its employees and of Associates and their employees and will allocate such transactions on a fair and reasonable basis in accordance with the requirements of the IMRO rules.

13    DERIVATIVES

(a) Where item 2 of the Schedule so states, and subject to any restrictions therein and to appropriate risk warnings having been signed by the Customer, the Manager may effect transactions in Derivatives including Contingent Liability Transactions and may settle or close out such transactions without further reference to the Customer.

(b) The Manager may debit the Fund with any sums required to pay or supplement any deposit or margin in support of any such transaction.


MATERIAL INTERESTS

14   POTENTIAL CONFLICTS OF INTEREST AND DISCLOSURES

(a) The Manager and any Associate may effect transactions in which the Manager or Associate has, directly or indirectly, a material interest or a relationship of any description with another party, which may involve a potential conflict with the Manager's duty to the Customer. Neither the Manager nor any Associate shall be liable to account to the Customer for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions nor will the Manager's fees, unless otherwise provided, be abated.

(b) The Manager will ensure that such transactions are effected on terms which are not materially less favourable to the Customer than if the potential conflict had not existed.

(c) Such potential conflicting interests or duties may arise because:

      (i) the Manager or an Associate undertakes Investment Business for other customers;


--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      5                          NOVEMBER 1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Terms for Discretionary Fund Management
--------------------------------------------------------------------------------



      (ii) a director or employee of the Manager, or of an Associate, is a director of, holds or deals in securities of, or is otherwise interested in any company whose securities are held or dealt in on behalf of the Customer;

      (iii) a transaction is effected in securities issued by an Associate or the customer of an Associate;

      (iv) a transaction is effected in securities in respect of which the Manager or an Associate may benefit from a commission, fee, mark-up or mark-down payable otherwise than by the Customer, and/or the Manager or an Associate may also be remunerated by the counterparty to any such transaction;

      (v) the Manager deals on behalf of the Customer with, or in the securities of, an Associate;

      (vi) the Manager may act as agent for the Customer in relation to transactions to which it is also acting as agent for the account of other Customers and/or Associates;

      (vii) the Manager may, acting as principal, sell to or purchase currency from the Customer and may, in exceptional circumstances, deal in securities as principal with the Customer;

      (viii) a transaction is effected in units or shares of In-House Funds or connected investment trusts or of any company of which the Manager or an Associate is the manager, operator, banker, adviser, custodian or trustee;

      (ix) the Manager may effect transactions involving placings and/or new issues with an Associate who may be acting as principal or receiving agent's commission;

      (x) a transaction is effected in securities of a company for which the Manager or an Associate has underwritten, or managed or arranged an issue or offer for sale within the previous 12 months;

      (xi) the Manager or an Associate may receive remuneration or other benefits by reason of acting in corporate finance or similar transactions involving a company whose securities are held by the Customer; or

      (xii) a transaction is effected in securities in respect of which the Manager or an Associate, or a director or employee of the Manager or an Associate, is contemporaneously trading or has traded on its own account or has either a long or short position.

(d) The Manager will normally act as the agent of the Customer, who will therefore be bound by its actions under the Agreement. Nevertheless, none of the services to be provided hereunder nor any other matter shall give rise to any fiduciary or equitable duties which would prevent or hinder the Manager, or any Associate, in transactions with or for the Customer, acting as both market-maker and broker, principal or agent, dealing with other Associates and other Customers, and generally effecting transactions as provided above.


15    SOFT COMMISSIONS

The Manager's policy on Soft Commission Agreements is, where relevant, stated in item 6 of the Schedule, which also lists any agreements which may be relevant to the Customer.


GENERAL

16    FEES AND CHARGES

(a) The Manager will receive remuneration for its services, and reimbursement of reasonable costs and expenses, as stated in item 4 of the Schedule, which will also state whether or not interest is payable on overdue fees.

(b) The Customer will be liable for any costs properly incurred under the Agreement, including reasonable commissions, transfer and registration fees and for taxes and other fiscal liabilities.


17    TAXATION

The Manager shall not take or omit to take any action which to the actual knowledge of the individual taking or omitting to take such action would prejudice the tax position of the Customer stated in item 1 of the Schedule. Subject thereto the Customer and any professional tax adviser of the Customer remain responsible for the management of the Customer's affairs for tax purposes.


18    LIABILITY OF MANAGER

(a) the Manager accepts responsibility for loss to the Customer to the extent that such loss is due to the negligence, wilful default or fraud of itself or any delegates appointed pursuant to paragraph 6(a)


--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      6                          NOVEMBER 1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Terms for Discretionary Fund Management
--------------------------------------------------------------------------------


above or that of its or their employees. The Manager also accepts liability for any Custodian which is an Associate.

(b) The Manager will not otherwise be liable for any loss to the Customer.

(c) No warranty is given by the Manager as to the performance or profitability of the Fund or any part of it.


19    CUSTOMER'S WARRANTIES AND LIABILITIES

(a) The Customer warrants that it has full power to employ the Manager and, where relevant, the Custodian on the terms of the agreement, and that (except as may be stated in item 1 of the Schedule) the Fund is free from all liens and charges, and that no liens or charges will arise from the acts or omissions of the Customer.

(b) The Customer undertakes not to deal, except through the Manager, with any of the assets in the Fund nor to authorise anyone else so to deal.

(c) The Customer warrants that any information which it has provided to the Manager in relation to its status, residence and domicile for taxation purposes is complete and correct, and agrees to provide any further information properly required by any competent authority.

(d) The Customer will provide the Manager with any other relevant information requested in item 1 of the Schedule.

(e) The Customer will notify the Manager promptly if there is any material change in any of the above information.

(f) Except insofar as the same may result from the negligence, wilful default or fraud of the Manager or its employees, or delegates under paragraph 6(a) above or its or their employees, the Customer agrees to indemnify the Manager against all costs, losses, claims and expenses which may be incurred by it or made against it either (i) as a result of any party claiming to be entitled to investments which form part of the Fund at the time when the Manager first assumes management of the Fund or (ii) in consequence of any breach by the Customer of the Agreement or (iii) arising out of any action properly taken by the Manager in accordance with the Agreement.

(g) Where the Customer is a trustee, the Customer's liability under the agreement shall be limited, in the absence of fraud, to the assets of the trust from time to tune.


20    INSTRUCTIONS AND COMMUNICATIONS

(a) Instructions from the Customer (other than instructions to amend the Agreement, to which paragraph 21 below applies) will be acknowledged by the Manager acting upon them unless the Customer is promptly advised that the Manager believes such action may not be practicable or might involve any party in a breach of any law, rule or regulation.

(b) The Manager may rely and act on any instruction or communication which purports to have been given (and which is reasonably accepted as having been given) by or on behalf of any person notified by the Customer from time to time as being authorised to instruct the Manager in respect of the Fund and, subject to item 5 of the Schedule, by whatever means transmitted and, unless the Manager shall have received written notice to the contrary, whether or not the authority of any such person shall have been terminated.

(c) Subject to (b) above, any instruction or communication to be given to the Manager by the Customer under the agreement must be in writing and sent to the address stated in item 5 of the Schedule or otherwise as notified to the Customer and will take effect upon its actual receipt.

(d) All written communications by the Manager to the Customer shall be sent to the last address notified to the Manager by the Customer.

(e) Communications by electronic methods shall comply with items of the Schedule.

(f) Telephone conversations with the Customer may be recorded by the Manager.


21    AMENDMENTS

Any amendment proposed by a party to be made to the Agreement shall be notified in writing to the other party or parties. Any such amendment shall take effect on the date specified (for an amendment proposed by the Customer this shall be not less than 20 business days after receipt of the notice by the Manager, and for an amendment proposed by the Manager not less than 20 business days after the issue of the notice) unless the other party or parties in the meantime give(s) notice to the contrary or request(s) an extension of time.


--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      7                          NOVEMBER 1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Terms for Discretionary Fund Management
--------------------------------------------------------------------------------


22    COMPLAINTS

All formal complaints should in the first instance be made in writing to the compliance officer of the Manager at the address stated in item 5 of the Schedule. In addition, the Customer has a right to complain direct to the Investment Ombudsman.


23    COMPENSATION

A statement is available from the Manager describing the Customer's rights to compensation, if any, in the event that the Manager is unable to meet its liabilities.


24    TERMINATION OF AGREEMENT

(a) The Customer may terminate the Agreement at any time by written notice to the Manager and, where relevant, the Custodian.

(b) The Manager or, where relevant, the Custodian may terminate the Agreement on three months' written notice to the Customer or by immediate notice if so required by any competent regulatory authority.


25    CONSEQUENCES OF TERMINATION

(a) The Manager and, where relevant, the Custodian will complete expeditiously all transactions in progress at termination.

(b) Termination will not affect accrued rights, indemnities, existing commitments or any contractual provision intended to survive termination and will be without penalty or other additional payment. The Customer will pay (i) the fees of the Manager pro rata to the date of termination and (ii) any additional expenses necessarily incurred by the Manager in terminating the agreement and will bear any losses necessarily realised in settling or concluding outstanding obligations.

(c) On termination, the Manager may direct the Custodian or, as the case may be, the Outside Custodian, to retain and/or realise such assets as may be required to settle transactions already initiated and to pay any outstanding liabilities of the Customer. If there is a dispute as to the payment of fees to the Manager and/or the Custodian, the Customer may require the disputed amount to be held in an escrow account pending resolution of the dispute.


26   JOINT AND SOLE ACCOUNTS

(a) If the Customer is more than one person, their obligations under the Agreement will be joint and several, any notice given to any of them will be deemed to be given to all of them and, subject to item 5 of the Schedule, the Manager may act on the instructions of any of them. On the death of any of the persons constituting the Customer the agreement will not terminate and the Manager may treat the survivor(s) as the only person(s) entitled to or interested in the Fund.

(b) The Manager's authority under the Agreement is given by the Customer on behalf of its successors in title as well as of itself. Accordingly, on the death of an individual Customer (where (a) above does not apply), the Agreement will continue in effect unless and until it is terminated by the Customer's personal representatives in accordance with paragraph 24. the Manager may (but, prior to any grant of representation, is not bound to) act on the instructions of the Customer's personal representatives.


27    CONFIDENTIALITY AND DISCLOSURE

(a) Neither the Manager nor any Associate is obliged to disclose to the Customer or to take into consideration information either:

      (i) the disclosure of which by it to the Customer would or might be a breach of duty or confidence to any other person; or

      (ii) which comes to the notice of an employee, officer or agent of the Manager or of an Associate, but properly does not come to the actual notice of an individual managing the Fund.

(b) The parties to the Agreement shall not disclose information of a confidential nature acquired in consequence of it, except for information which they may be entitled or bound to disclose by law or which is requested by regulatory authorities, or which is disclosed to their advisers where reasonably necessary for the performance of their professional services.


28     WHERE THE CUSTODIAN IS NOT A PARTY TO THE AGREEMENT (OUTSIDE CUSTODIAN)

If the Customer appoints an Outside Custodian for the whole or part of the Fund, the provisions of the Agreement relating to services provided by the Custodian in relation to the whole or that part of the Fund shall be of no effect. The Customer will, however, ensure that the Outside Custodian (i) enters into arrangements with regard to the provision of custody services for the whole or part of the Fund


--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      8                          NOVEMBER 1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Terms for Discretionary Fund Management
--------------------------------------------------------------------------------


which are satisfactory to the Manager and (ii) is obliged to comply with any instructions of the Manager given in accordance with the Agreement, including directions under paragraph 25. The Manager will not be responsible for supervising an Outside Custodian.


PRIVATE CUSTOMERS AND OCCUPATIONAL PENSION SCHEMES

IMRO requires the following statements and warnings to be given to Private Customers and Occupational Pension Scheme Trustees, which are to be read subject, where relevant, to any provisions in the Schedule:


29    COLD CALLING

In the interests of the proper management and administration of the Fund, the Manager, its representatives or employees, may call upon the Customer by telephone, or visit or otherwise communicate with the Customer without express invitation. The Customer's attention is drawn to the fact that the Customer will forfeit any right conferred by the FSA s.56 to treat as unenforceable any investment agreement entered into in the course of or in consequence of such a call.

30    EXCHANGE RATE RISK

A movement of exchange rates may affect, unfavourably as well as favourably, any gain or loss on an investment.

31    STABILISATION

The Manager may effect transactions in investments the prices of which may be being stabilised. The Customer's attention is drawn to the attached Stabilisation Notice.


32    INVESTMENTS WHICH ARE NOT READILY REALISABLE

The Manager may invest in investments which are not readily realisable, which means that there is no recognised market for them. It may therefore be difficult to deal in such investments or to obtain reliable information about their value or the extent of the risks to which they are exposed.

33    WARRANTS

The Manager may effect transactions in warrants. Warrants often involve a high degree of gearing so that a relatively small movement in the price of the security to which the warrant relates may result in a disproportionately large movement, unfavourable as well as favourable, in the price of the warrant.


--------------------------------------------------------------------------------
EDITION IFMA/LIBA3                      9                          NOVEMBER 1996
--------------------------------------------------------------------------------

                                     NOTICES
                                     -------

                                  Stabilisation
                                  -------------

      This statement is made in compliance with Rule 3.2(2) of the IMRO rules.

      The Manager or its representatives may from time to time recommend to you or effect on your behalf transactions in securities the subject of a recent new issue the price of which transactions may have been influenced by bids made or transactions effected for the purpose of stabilising the price of those securities. You should read the explanation below carefully. Its purpose is to enable you to judge whether you wish your Funds to be invested at all in such securities and, if so, whether you wish to authorise the Manager generally to effect transactions in such securities on your behalf without further reference to you or whether you wish to be consulted before any particular transaction is effected on your behalf.

      Stabilisation is a process whereby the market price of a security is pegged or fixed during the period in which a new issue of securities is sold to the public. Stabilisation may take place in the securities of the new issue or in other securities related to the new issue in such a way that the price of the other securities may affect the price of the new issue or vice versa.

      The reason stabilisation is permitted is that when a new issue is brought to market the sudden glut will sometimes force the price lower for a period of time before buyers are found for the securities on offer.

      As long as he obeys a strict set of rules the "stabilising manager", normally the issuing house chiefly responsible for bringing a new issue to market, is entitled to buy securities in the market that he has previously sold to investors or allotted to institutions who were included in the new issue but who have decided not to continue participating. The effect of this may be to keep the price at a higher level than would otherwise be the case during the period of stabilisation.

     These rules limit the period in which the stabilising Manager may stabilise a new issue, fix the price at which he may stabilise (in the case of shares and warrants but not bonds), and require him to disclose that he may be (but not that he is) stabilising.

     The fact that a new issue or a related security is being stabilised does not in itself mean that investors are not interested in the issue, but neither should the existence of transactions in an issue where stabilising may take place be relied upon as an indication that investors are interested in the new issue or interested in purchasing at the price at which transactions are taking place.

                                243 Knightsbridge
                                 London 8W7 1DN


                                                            21st September, 1999


The Directors,
Consulta (Channel Islands) Limited,
P.O. Box 208,
Bermuda House,
St. Julian's Avenue,
Saint Peter Port,
Guernsey


Dear Sirs

          Consulta Emerging Markets Debt Fund Limited (the "Company")
                          Amendment to Performance Fee


     We refer to the investment advisory agreement dated as of 3rd January, 1997 between Montpelier Asset Management Limited and Consults (Channel Islands) Limited (the "Investment Advisory Agreement") a copy of which is attached to this letter. We are writing to confirm the rectification of paragraphs 4(B) and
(C) of that agreement, with effect from 30th July, 1999, by the substitution of the following:

"(B) Performance Fee

 (i) The performance-related fee shall be calculated in respect of each Participating Share within five Business Days of each Calculation Date in accordance with the following formula:-

       S(N - T)
  F =  --------
          10


     where:-

     F =   the performance fee payable in respect of each Participating Share

     N =   the Net Asset Value per Participating Share on the Calculation Date

     T = the Net Asset Value on the last Calculation Date in respect of which a performance fee became payable in respect of the relevant Participating Share or, if no such fee has become payable, the Subscription Price of such Participating Share,

(ii) In the event that a Participating Share is issued after the last Calculation Date but redeemed before the following Calculation Date, the performance-related fee shall be calculated in respect of such Participating Share by using the formula set out in (i) above but with the terms of the formula amended As follow a:-

     N =   the Redemption Price of such Participating Share

     T =   the Subscription Price of such Participating Share.

(C)  Definition of Terms
     -------------------

      (i) "Business Day" means any day on which banks are normally open for full banking business in London and Guernsey;

      (ii) "Calculation Date" means 30th July, 1999, the 30th June and 31st December in each year or, if 30th June or 31st December is not a Business Day, the immediately preceding Business Day;

      (iii) "Net Asset Value" means the Net Asset Value per Participating Share of the Company calculated in accordance with its Articles of Association;

      (iv) "Redemption Price" has the meaning given to it in the Company's Articles of Association; and

      (v) "Subscription Price" means the price at which the relevant Participating Share was issued."

If you are in agreement with the rectifications proposed, please sign and date the enclosed copy of this letter and return it to us.

                      Yours faithfully,




                     For and on behalf of
               MONTPELIER ASSET MANAGEMENT UNITED

                        By  /s/
                           -----------------------
                            Director

                     For and on behalf of
               CONSULTA (CHANNEL ISLANDS) LIMITED

                        By  /s/
                           -----------------------
                            Director